UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2023

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)

On July 16, 2023, the Board of Directors (the "Board") of Southwest Airlines Co. (the "Company") appointed Roy Blunt as a member of the Board, effective July 16, 2023. Mr. Blunt is the Chairman of the Leadership Strategies Advisory Services Group in the Washington, D.C. office of Husch Blackwell Strategies and is a former United States Senator.

Non-employee members of the Company’s Board, including Mr. Blunt, currently receive the following compensation:

(i) an annual retainer fee for membership on the Board of $90,000 (which will be pro-rated for Mr. Blunt for the July 2023-June 2024 service period);

(ii) $1,500 for each meeting of the Board or Committee attended in excess of regularly scheduled Board and Committee meetings;

(iii) while serving on the Board, free travel on Southwest Airlines for the Director, the Director's spouse, and the Director's children, as well as 25 roundtrip passes annually that may be used for free travel on Southwest Airlines on an unrestricted basis, and an additional 25 roundtrip passes annually for use by qualified charitable and 501(c)(3) organizations;

(iv) subsequent to Board service, (a) if the Director has served at least ten years, lifetime free travel on Southwest Airlines for the Director and the Director’s spouse; (b) if the Director has served less than ten years, free travel on Southwest Airlines for the Director and the Director’s spouse equal to the number of years served (“partial benefits”); and (c) if the Director is deceased, free travel on Southwest Airlines for the Director’s spouse for the lifetime of the spouse, if the Director has served as least ten years, or for the number of years remaining (if any) in the Director’s partial benefits, if the Director has served less than ten years;

(v) eligibility to receive equity grants pursuant to the Southwest Airlines Co. Amended and Restated 2007 Equity Incentive Plan (for 2023, prior to Mr. Blunt’s appointment to the Board, Board members received common stock awards with a grant date value of approximately $170,000); and

(vi) eligibility for a retirement payment under the Southwest Airlines Co. Severance Plan for Directors (which provides for a cash payment of $35,000 for non-employee Directors who have served at least five years as of the date of retirement and $75,000 for non-employee Directors who have served at least ten years as of the date of retirement).

Mr. Blunt has not yet been appointed to any Board committees, has no direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K, and is not a party to any arrangement or understanding with any other person pursuant to which he was selected as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

July 19, 2023	By:	/s/ Mark R. Shaw

Mark R. Shaw
Executive Vice President & Chief Legal & Regulatory Officer & Corporate Secretary